UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

FRIEDMAN INDUSTRIES, INCORPORATED

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

Payment of Filing Fee (Check all boxes that apply):

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

FRIEDMAN INDUSTRIES, INCORPORATED

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of Friedman Industries, Incorporated:

The Annual Meeting of Shareholders of Friedman Industries, Incorporated (the “Company”) will be held in the offices of Norton Rose Fulbright US LLP, 1301 McKinney, Suite 5100, Houston, Texas, on Wednesday, September 13, 2023, at 9:00 a.m. (Central Time), for the following purposes:

(1)	To elect the eight director nominees named in the accompanying proxy statement to serve on the Company’s board of directors.
(2)	To vote on a non-binding advisory resolution regarding the compensation of Named Executive Officers.
(3)	To ratify the selection of Moss Adams LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2024.
(4)	To transact such other business as may properly come before the meeting and any adjournment thereof.

The Board of Directors has fixed the close of business on July 25, 2023, as the record date for the determination of shareholders entitled to receive this notice and to vote at the meeting.

All shareholders are cordially invited to attend the meeting.

This notice and the accompanying proxy materials have been sent to you by order of the Board of Directors.

By Order of the Board of Directors,
/s/ Alex LaRue
Alex Larue Secretary

July 28, 2023

Longview, Texas

IMPORTANT

Whether or not you expect to attend the meeting, please sign and date the enclosed white proxy card and mail it in the enclosed envelope to assure representation of your shares. If you attend the meeting, you may vote either in person or by your proxy.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

SHAREHOLDER MEETING TO BE HELD ON SEPTEMBER 13, 2023

The accompanying proxy statement, a form of proxy card and a copy of our 2023 Annual Report to Shareholders are available at http://www.friedmanindustries.com/investors/proxy/. This website is not a forum for voting and presents only an overview of the more complete proxy materials. Shareholders are encouraged to access and review the proxy materials before voting.

FRIEDMAN INDUSTRIES, INCORPORATED

PROXY STATEMENT

For Annual Meeting of Shareholders

To Be Held on September 13, 2023

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Friedman Industries, Incorporated (the “Company”), 1121 Judson Road, Suite 124, Longview, Texas 75601 (telephone number 903-758-3431) to be used at the Annual Meeting of Shareholders to be held at 9:00 a.m. (Central Time) on Wednesday, September 13, 2023 (the “Annual Meeting”), in the offices of Norton Rose Fulbright US LLP, 1301 McKinney, Suite 5100, Houston, Texas, for the purposes set forth in the foregoing notice of the meeting. Properly executed proxies received in time for the meeting will be voted as directed therein, unless revoked in the manner provided hereinafter. As to any matter for which no choice has been specified in a proxy, other than as specifically set forth herein, the shares represented thereby will be voted by the persons named in the proxy (i) for the election as director of all of the nominees listed herein, (ii) for the non-binding, advisory resolution regarding the compensation of Named Executive Officers, (iii) for the ratification of the selection of Moss Adams LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2024 and (iv) in the discretion of such persons in connection with any other business that may properly come before the meeting. If the enclosed form of proxy is executed and returned, it may nevertheless be revoked by the shareholder at any time before it is exercised pursuant to either the shareholder’s execution and return of a subsequent proxy or the shareholder’s voting in person at the Annual Meeting.

At the close of business on July 25, 2023, there were 7,375,588 shares of our common stock, $1.00 par value (“Common Stock”), entitled to vote. Holders of record of Common Stock on such date will be entitled to one vote per share on all matters to come before the shareholders at the Annual Meeting.

The holders of a majority of the total shares of Common Stock issued and outstanding on the record date that are present in person or represented by proxy will constitute a quorum for the transaction of business at the Annual Meeting. In addition to any shares represented by shareholders who attend the meeting in person, the shares held by each shareholder who signs and returns the enclosed form of proxy will be counted for purposes of determining the presence of a quorum at the Annual Meeting.

Our Annual Report to Shareholders for the fiscal year ended March 31, 2023, including financial statements, is enclosed with this proxy statement. This proxy statement is being mailed on or about August 3, 2023, to shareholders of record as of July 25, 2023.

PROPOSAL 1:

ELECTION OF DIRECTORS

The persons who are elected directors will hold office until the next Annual Meeting of Shareholders and until their successors are elected and shall qualify. The Board of Directors consists of eight members.

It is intended that the persons appointed as proxies to act on behalf of shareholders in the enclosed proxy will vote for the election of the eight nominees named below. The management of the Company does not contemplate that any of such nominees will become unavailable to serve as a director. However, should any nominee be unable to serve as a director or become unavailable for any reason, proxies which do not withhold authority to vote for that nominee may be voted for another nominee to be selected by the Nominating Committee of the Board of Directors.

The enclosed form of proxy provides a means for shareholders to vote for all of the nominees for director listed therein, to withhold authority to vote for one or more of such nominees or to withhold authority to vote for all of such nominees. If you hold shares of our Common Stock through a broker-dealer, bank nominee, custodian or other securities intermediary, the intermediary will not vote those shares for the election of any nominee for director unless you give the intermediary specific voting instructions on a timely basis directing the intermediary to vote for such nominee.

Each director nominee receiving a plurality of votes cast for will be elected as a director. Broker non-votes and withheld votes will have no effect on the plurality vote regarding election of directors.

The following table sets forth the names of the nominees for election to the Board of Directors, the principal occupation or employment of each of the nominees, the period during which each nominee has served as a director of the Company and the age of each nominee:

Nominee	Principal Occupation and Business Experience for more than the Last Five Years	Director Since	Age
Mike Taylor	President and Chief Executive Officer of the Company since September 2019; formerly Interim President and Interim Chief Executive Officer since February 2019; formerly retired; formerly President, Cargill Metals Supply Chain (steel processing and distribution), The Woodlands, Texas	2016	64
Durga D. Agrawal	President, Piping Technology & Products, Inc. (pipe fabrication), Houston, Texas	2006	78
Max Reichenthal	President, Texas Iron and Metal (steel product sales), Houston, Texas	2008	65
Sandy Scott	Retired; Current director on the boards of Terra Nova Solutions, Rowland Inc., CEDA International, DWD International LLC and Goodwill of Houston; formerly Chief Executive Officer, Sprint Industrial Holdings (rental equipment and transportation company), Houston, Texas	2022	59
Joel Spira	Private investor, Houston, Texas; formerly Partner, Weinstein Spira & Company (accounting firm), Houston, Texas	2007	85
Tim Stevenson	Chief Executive Officer and Founder, Metal Edge Partners (metals price risk management and strategic advisory services), Plymouth, Minnesota; formerly Managing Director, Cargill Risk Management (price risk management services), Hopkins, Minnesota; formerly North American Lead of Derivatives and Analysis, Cargill, Inc. (steel processor), Hopkins, Minnesota	2019	56
Sharon Taylor	Executive Vice President and Chief Financial Officer, Martin Midstream Partners LP and Martin Resource Management Corporation (terminalling, processing, transportation, storage and packaging services for petroleum products and by-products); formerly Director of Finance and Investor Relations, Martin Midstream Partners LP; formerly Business Analyst – Finance, Martin Midstream Partners LP, Kilgore, Texas	2022	58
Joe L. Williams	Partner, Pozmantier, Williams & Stone Insurance Consultants, LLC (insurance and risk management consultants), Houston, Texas	2000	77

The Board of Directors recommends voting “FOR” the election of each of the nominees named above.

BOARD OF DIRECTORS

Our business and affairs are managed under the direction of the Board of Directors.

Director Qualifications

As set forth in the Charter of the Nominating Committee of the Board of Directors, a majority of the members of the Board of Directors must qualify as independent directors in accordance with the applicable provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the rules promulgated thereunder and the applicable rules of the NYSE – American. In addition, the Nominating Committee considers the following qualifications in assessing director candidates: (a) an understanding of business and financial affairs and the complexities of a business organization; (b) a record of competence and accomplishments through leadership in industry, education, the professions or government; (c) a genuine interest in representing all of the shareholders and the interest of the Company overall; (d) a willingness to maintain a committed relationship with the Company as a director; (e) a willingness and ability to spend the necessary time required to function effectively as a director; (f) a reputation for honesty and integrity; and (g) such other additional qualifications as the Nominating Committee may establish from time to time, taking into account the composition and expertise of the entire Board of Directors.

In addition, the following experience, qualifications, attributes and skills were considered in determining the current nominees for director:

Mr. Taylor is currently the President and Chief Executive Officer of the Company and has past experience as President of Cargill Metals Supply Chain, a large steel processing and distribution business. His executive experience and his extensive knowledge of the steel industry qualify him to serve as a member of our Board of Directors.

Mr. Agrawal has past and current experience as an executive officer and is currently the President of Piping Technology & Products Inc. in Houston, Texas. His independence, his executive experience and broad operational and business experience qualify him to serve as a member of our Board of Directors.

Mr. Reichenthal has past and current experience as an executive officer and is currently the President of Texas Iron and Metal in Houston, Texas. He is thoroughly familiar with the steel and pipe business. His independence, his business experience and his experience as an executive officer qualify him to serve as a member of our Board of Directors.

Ms. Scott has past experience as an executive officer and director experience with companies in a variety of industries. Her independence, executive experience and director experience qualify her to serve as a member of our Board of Directors.

Mr. Spira has a background in accounting and finance. He was formerly a partner at Weinstein Spira & Company, an accounting firm in Houston, Texas. His independence, his executive experience and his background in accounting and financial matters qualify him to serve as a member of our Board of Directors.

Mr. Stevenson is the founding partner of Metal Edge Partners, a risk management and advisory firm that focuses its services in the metals industry, located in Plymouth, Minnesota. Mr. Stevenson is a Chartered Financial Analyst (CFA) as well as a Commodity Trading Advisor (CTA). Mr. Stevenson’s prior experience includes working for a large steel service center where he traded steel derivatives and was on the mergers and acquisitions team. He also was an analyst and portfolio manager at several hedge funds and a mutual fund company. His unique combination of steel industry, risk management and finance experience qualify him to serve as a member of our Board of Directors.

Ms. Taylor has past and current experience in management level finance and investor relations positions. Ms. Taylor qualifies as a “financial expert” as defined by the U.S. Securities and Exchange Commission (the “SEC”). Ms. Taylor is not related to Mike Taylor, the Company’s President and Chief Executive Officer. Ms. Taylor’s executive experience in finance and investor relations qualify her to serve as a member of our Board of Directors.

Mr. Williams has a broad range of experience in insurance and risk management. He has served as an executive officer in several large insurance businesses and is currently a partner of Pozmantier, Williams & Stone Insurance Consultants, LLC in Houston, Texas. His independence, insight into business operations and executive experience qualify him to serve as a member of our Board of Directors.

Identifying and Evaluating Nominees for Directors

The Nominating Committee of the Board of Directors utilizes a variety of methods for identifying and evaluating nominees for director. The Nominating Committee assesses the appropriate size of the Board and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Nominating Committee will consider various potential candidates for director. Candidates may come to the attention of the Nominating Committee through current Board members, professional search firms, shareholders or other persons. Shareholders may recommend nominees by contacting the Nominating Committee at P.O. Box 2192, Longview, Texas 75606. With respect to appropriately qualified nominees recommended by shareholders, our Nominating Committee will consider such nominees in the same manner as it evaluates other potential director nominees. In evaluating director nominations, the Nominating Committee seeks to achieve a diverse range of perspectives based on each Board member’s knowledge, life experiences, capabilities and background. While the Nominating Committee does not have a formal policy with respect to diversity, it does attempt to identify director nominees who can provide a diverse perspective to the Board of Directors.

Board of Directors Independence

The Board of Directors has affirmatively determined that all nominees, with the exception of Mr. Taylor, are independent and have no material relationship with the Company that would interfere with their exercise of independent judgment.

Board Executive Session

In addition to regular Board meetings, the Board of Directors has established a program for the independent directors to meet at regularly scheduled executive sessions without management present as often as necessary, but not less than once in each fiscal year. Mr. Williams serves as the presiding director for each executive session.

Board Leadership Structure and Role in Risk Oversight

Mr. Taylor serves as Chairman of the Board. Mr. Taylor leads the meetings of the Board of Directors and in consultation with Mr. Alex LaRue, Chief Financial Officer — Secretary & Treasurer of the Company, prepares the agenda for Board meetings.

The Board does not have a policy on whether or not the roles of Chairman of the Board and Chief Executive Officer should be separate or combined and, if they are to be separate, whether the Chairman of the Board should be selected from the non-employee directors or be an employee. The directors serving on the Board possess considerable professional and industry experience and a unique knowledge of the challenges and opportunities that the Company faces. As such, the Board believes that it is in the best position to evaluate the needs of the Company and to determine how best to organize the Company’s leadership structure to meet those needs. The Board believes that the most effective leadership structure for the Company at the present time is for Mr. Taylor to serve as both Chairman of the Board and Chief Executive Officer.

This structure enables our Chief Executive Officer to act as a bridge between management and the Board, helping both to act together in pursuing the best interests of shareholders.

There is no specific lead independent director. The Board believes that there is already substantial independent oversight of the Company’s management and a strong counterbalancing governance structure in place, as demonstrated by the following:

•	We have a majority of independent directors: Seven out of the eight directors meet the criteria for independence required by NYSE – American; Mr. Taylor is deemed not to be independent.

•	All committees are composed solely of independent directors: Our Audit, Compensation and Nominating Committees are each composed solely of independent directors.

With respect to the oversight of the Company’s risk, the Company’s executive officers supervise the day-to-day risk management responsibilities and in turn report, when necessary, to the Audit Committee with respect to financial and operational risk and to the full Board with respect to risks associated with the Company’s overall strategy.

Attendance at the Annual Meeting of Shareholders

The Board of Directors holds a regular meeting in conjunction with the Annual Meeting of Shareholders. Directors are encouraged to and generally attend the Annual Meeting of Shareholders. The 2022 Annual Meeting of Shareholders was attended by all of the directors in place at that time.

Communications with the Board

Shareholders may contact our directors individually, a committee of the Board of Directors, the independent directors of the Board of Directors as a group or the Board of Directors generally by mailing the communication to Friedman Industries, Incorporated, Shareholder Communications, P.O. Box 2192, Longview, Texas 75606, to the attention of the Corporate Secretary. Communications that are intended specifically for the independent directors should be sent to the same address, to the attention of the Presiding Director of the Executive Sessions.

Proposals submitted by shareholders for inclusion in our annual proxy statement will not be considered shareholder communications under this policy and shall be handled in accordance with the rules and regulations promulgated from time to time by the SEC and the procedures described below in this proxy statement.

Investor Information

To obtain a printed copy of our Code of Conduct and Ethics or the charter for the Audit Committee or the Nominating Committee of the Board of Directors or to obtain directions to our Annual Meeting, send a request to us in care of Investor Relations, P.O. Box 2192, Longview, Texas 75606.

Director Compensation

For the fiscal year ended March 31, 2023, directors were paid $9,000 per quarter. In addition, the Chairman and members of the Audit Committee received $3,000 and $2,250, respectively, per quarter. Mr. Taylor did not receive any compensation for serving as a director.

Except for Mr. Taylor, who is a Named Executive Officer (as defined in “Executive Compensation” below), the following table summarizes compensation paid to each director during the fiscal year ended March 31, 2023.

Director Compensation Table for Fiscal Year 2023

Name	Fees Earned or Paid in Cash ($)	All Other Compensation ($) (1)	Total ($)
Durga Agrawal	45,000	10,000	55,000
Max Reichenthal	45,000	10,000	55,000
Sandy Scott (2)	21,000	10,000	31,000
Joel Spira	48,000	10,000	58,000
Tim Stevenson	36,000	10,000	46,000
Sharon Taylor (2)	21,000	10,000	31,000
Joe L. Williams	36,000	10,000	46,000

(1)	All other compensation consists of restricted stock awards issued to directors during the fiscal year ended March 31, 2023.

(2)	Ms. Scott and Ms. Taylor were added to the Board of Directors during the fiscal year ended March 31, 2023.

Related Party Transactions

During fiscal year 2023, the Company purchased approximately $12.4 million of steel inventory from Metal One Corporation (“Metal One”). Metal One is classified as a related party due to their ownership of more than 5% of the Company’s outstanding common stock. The purchases from Metal One were made pursuant to a supply arrangement that is common within the Company’s industry and includes a market based pricing structure. There were no other transactions in fiscal year 2023 with related persons which required disclosure pursuant to Item 404(a) of Regulation S-K (17 CFR Part 229).

Policies and Procedures with Respect to Approval of Related Party Transactions

The Audit Committee of the Board of Directors has adopted a written policy with respect to related party transactions to document procedures pursuant to which such transactions are reviewed, approved or ratified. The policy applies to any transaction between us and any related party other than transactions (i) available to all employees generally or (ii) involving less than $5,000 when aggregated with all similar transactions. The Audit Committee is responsible for reviewing, approving and ratifying any related party transaction. In general, the policy prohibits all related party transactions although the Audit Committee may approve related party transactions (A) in exceptional circumstances where the situation is urgent and no reasonable alternatives exist, (B) when the benefit is unique and significant or (C) the economic value to us is highly compelling over an extended period.

Committees of the Board of Directors and Meeting Attendance

During fiscal year 2023, the Board of Directors met five times.

The Board of Directors has an Audit Committee which currently consists of Ms. Taylor (Chair) and Messrs. Reichenthal, Spira and Stevenson. The Audit Committee discusses with the independent accountants and management our financial statements and the scope of the audit examinations, reviews with the independent accountants the audit budget, receives and reviews the audit report submitted by the independent accountants, reviews with the independent accountants internal accounting and control procedures and engages our independent auditor. The Audit Committee’s responsibilities to the Board of Directors are further detailed in the Second Amended and Restated Charter of the Audit Committee, as amended, which is not available on our website but is attached as Appendix A to this proxy statement. The Audit Committee met four times in fiscal year 2023.

The Board of Directors has a Compensation Committee currently composed of Ms. Scott and Messrs. Agrawal, Reichenthal (Chair), Stevenson and Williams. The Compensation Committee considers and recommends for approval by the Board of Directors adjustments to the compensation of our executive officers and the implementation of any compensation program. In addition, the Compensation Committee administers any stock option or stock plan of the Company pursuant to the terms of such plan. As permitted by the rules of the NYSE – American, the Compensation Committee does not currently operate under a charter. The Compensation Committee met one time in fiscal year 2023.

The Board of Directors has a Nominating Committee currently composed of Mses. Scott and Taylor and Messrs. Reichenthal (Chair), Stevenson and Williams, each of whom is independent in accordance with the applicable rules of the NYSE – American. Nominees to the Board of Directors are proposed by the Nominating Committee. The Nominating Committee’s responsibilities are further detailed in the Charter of the Nominating Committee, which is not available on our website but is attached as Appendix B to this proxy statement. The Nominating Committee will consider appropriately qualified nominees timely recommended by shareholders in the same manner as it evaluates other potential director nominees. The Nominating Committee met one time in fiscal year 2023.

During the fiscal year ended March 31, 2023, no director attended fewer than 75% of the combined meetings of the Board of Directors and of any committee of which such director was a member except for Mr. Agrawal who attended 6 out of 10 possible meetings. Two of Mr. Agrawal’s absences occurred when a board and committee meeting were held on the same day and the absences were a result of extenuating circumstances related to international travel.

Audit Committee Qualifications

The Board of Directors has affirmatively determined that all members of the Audit Committee are independent in accordance with the applicable rules of the NYSE – American and Rule 10A-3(b)(1) of the Exchange Act. The Board also has determined that each of the members of the Audit Committee is able to read and understand fundamental financial statements. In addition, the Board has determined that Ms. Taylor meets the financial sophistication requirements set forth in the applicable rules of the NYSE – American and qualifies as an “audit committee financial expert,” as that term is defined in the rules promulgated by the SEC pursuant to the Sarbanes-Oxley Act of 2002, as amended.

Audit Committee Report

The Audit Committee of the Board of Directors has reviewed and discussed with our management and Moss Adams LLP (“Moss Adams”), our independent auditor, the audited financial statements of the Company contained in our Annual Report on Form 10-K for the fiscal year ended March 31, 2023. The Audit Committee has also discussed with our independent auditor the matters required to be discussed pursuant to AS 1301: Communications with Audit Committees.

The Audit Committee received and has discussed the written disclosures and letters from Moss Adams required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence and has discussed with Moss Adams its independence in connection with its audits of our most recent financial statements as of fiscal year-end. The Audit Committee has also considered whether the provision of non-audit services to the Company by Moss Adams is compatible with maintaining that firm’s independence.

Based on the review and discussions referred to above, the Audit Committee recommended the inclusion of the audited financial statements in our Annual Report on Form 10-K for the fiscal year ended March 31, 2023.

The information in the foregoing three paragraphs shall not be deemed to be soliciting material, or to be filed with the SEC or subject to Regulation 14A or 14C under the Exchange Act or to liabilities under Section 18 of the Exchange Act nor shall it be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that we specifically incorporate these paragraphs by reference.

Max Reichenthal
Joel Spira Tim Stevenson Sharon Taylor

Procedures and Processes for Determining Executive and Director Compensation

The Compensation Committee of the Board of Directors is responsible for reviewing and recommending to the full Board of Directors the compensation of our Chief Executive Officer and our other Named Executive Officers. The Committee also reviews and discusses with the Chief Executive Officer, and recommends to the full Board of Directors, the compensation for all other officers of the Company. The Committee may retain compensation consultants or other advisers it deems appropriate. Based on the Committee’s analysis of relevant data, the Committee determines its recommendation regarding the compensation of our Chief Executive Officer during an executive session of the Committee at which the Chief Executive Officer is not present. Our Chief Executive Officer makes recommendations regarding the compensation of our other executive officers and other officers to the Committee. The Committee considers the recommendations, discusses the recommendations with our Chief Executive Officer, may discuss the matter in executive session and then makes recommendations to the full Board of Directors. The final determination as to the compensation of the Chief Executive Officer and all other officers of the Company is made by the full Board of Directors based on the recommendations of the Committee.

The Board of Directors, or an authorized committee thereof, may from time to time review and determine the form and amount of director compensation, including cash, equity-based awards and other director compensation to maintain a transparent and readily understandable compensation program which ensures that the directors continue to receive fair and appropriate compensation for the time commitment required to discharge their duties as directors for a company of our size.

PROPOSAL 2:

ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION

At the meeting, the shareholders will vote on a non-binding, advisory resolution regarding the compensation of the Company’s Named Executive Officers.

We believe that our compensation policies and procedures are competitive, focused on pay-for-performance and strongly aligned with the long-term interests of our shareholders. This advisory shareholder vote, commonly known as “Say-on-Pay”, gives you as a shareholder the opportunity to endorse or not endorse the compensation we pay our Named Executive Officers through voting for or against the following resolution:

“Resolved, that the shareholders approve the compensation of the Company’s Named Executive Officers as disclosed in the Company’s 2023 proxy statement pursuant to the disclosure rules of the U.S. Securities and Exchange Commission (which disclosure includes the Summary Compensation Table and related discussion).”

Because your vote is advisory, it will not be binding upon the Company or the Board of Directors. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements. Additionally, your advisory vote will not be construed (i) as overruling a decision by the Company or the Board of Directors, (ii) to create or imply any change to the fiduciary duties of the Company or the Board of Directors, (iii) to create or imply any additional fiduciary duties for the Company or the Board of Directors or (iv) to restrict or limit the ability of shareholders to make proposals for inclusion in proxy materials related to executive compensation.

Vote Required for Approval

In order to be approved, Proposal No. 2 must receive the affirmative vote of a majority of the votes represented at the meeting, by person or proxy and entitled to vote at the meeting. Abstentions with respect to the approval of this proposal will have the effect of a vote against this proposal. Broker non-votes will not be treated as shares that are represented at the meeting for the purposes of this proposal and will have no effect on the outcome of the vote on this proposal.

The Board of Directors recommends voting “FOR” this proposal.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth certain information regarding compensation paid for services rendered during the fiscal years ended March 31, 2023 and March 31, 2022, to each of our executive officers, including our principal executive officer and our principal financial officer (collectively, the “Named Executive Officers”):

Summary Compensation Table for Fiscal Year 2023

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	All Other Compensation ($)(4)	Total ($)
Michael J. Taylor	2023	279,996	809,369	—	4,165	1,093,530
President & Chief Executive Officer	2022	279,996	1,198,786	—	5,233	1,484,015
Alex LaRue	2023	180,000	539,577	—	7,470	727,047
Chief Financial Officer — Secretary & Treasurer	2022	180,000	799,191	—	11,587	990,778

(1)	Represents base salary.
(2)	Includes quarterly bonuses based on a percentage of our quarterly net income and Christmas bonuses, each of which is paid at the discretion of the Board of Directors.
(3)	Reflects the aggregate grant date fair value for stock awards computed in accordance with FASB ASC Topic 718.
(4)

Reflects contributions by the Company to the Friedman Industries, Inc. Employees’ Retirement and 401(k) Plan for the benefit of the Named Executive Officers and cash dividends received related to restricted shares awarded under the Company’s restricted stock plan.

Outstanding Equity Awards at Fiscal Year-End 2023

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested (#)			Market Value of Shares or Units of Stock That Have Not Vested ($) (3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value Of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)			(h)		(i)	(j)
Michael J. Taylor	____	____	____	____	____		30,000	(1)		$340,200	____	____
Alex LaRue	____	____	____	____	____		3,000	(2)		$34,020	____	____

(1)	The unvested stock awards for Mr. Taylor will vest in 10,000 share increments on April 1, 2023, April 1, 2024 and April 1 2025.
(2)	The unvested stock awards for Mr. LaRue will vest in 1,000 share increments on April 1, 2023, April 1, 2024 and April 1 2025.
(3)	Based on the closing price of our common stock on March 31, 2023 of $11.34.

Equity Compensation Plan Information

The table below sets forth the following information as of March 31, 2023 for all equity compensation plans, including those previously approved by our shareholders.

	Equity Compensation Plan Table
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity Compensation Plans Approved By Security Holders	-	-	122,485
Equity Compensation Plans Not Approved By Security Holders	-	-	-
Total	-	-	122,485

Potential Payments upon Termination or Change-in-Control

The Named Executive Officers will receive the same benefits as our other employees upon termination of their employment. We maintain the Friedman Industries, Inc. Employees’ Retirement and 401(k) Plan (the “Plan”), a defined contribution and 401(k) plan. The Plan covers substantially all employees, including officers, and employees fully vest in the Plan upon six years of service. The Company maintains a life insurance policy on Mr. LaRue but does not currently have a policy in place on Mr. Taylor. From time to time and in its discretion, the Board has approved the transfer of the applicable policy to an officer upon their retirement. At March 31, 2023, the cash surrender value of the life insurance policy held by the Company on Mr. LaRue was approximately $8,000. None of the Named Executive Officers has a change-in-control agreement with us.

Pay Versus Performance

In accordance with the SEC’s disclosure requirements, we are providing the following information about the relationship between executive compensation, our total shareholder return and net income for the most recent two years.

Pay Versus Performance Table

The following table sets forth information concerning the compensation of our named executive officers for each of the fiscal years ended March 31, 2023 and 2022, and our financial performance for each such fiscal year. The amounts shown for “Compensation Actually Paid” reflects the Summary Compensation Table total with certain adjustments as described below, but does not reflect compensation actually earned, realized, or received by our NEOs.

Year (1)	Summary Compensation Table Total for PEO ($)	Compensation Actually Paid to PEO ($) (2)	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non- PEO NEOs ($) (2)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return ($)	Net Earnings ($)
2023	1,093,530	1,166,430	727,047	734,337	140.17	21,344,000
2022	1,484,015	1,513,515	990,778	1,071,728	108.90	14,066,000

(1)        For each fiscal year shown, our principal executive officers, or PEOs and our remaining NEOs or Non-PEO NEOs, represent the following individuals:

Year	PEOs	Non-PEO NEOs
2023	Michael J. Taylor	Alex LaRue
2022	Michael J. Taylor	Alex LaRue

(2)       Amounts represent compensation actually paid to our PEO and the average compensation actually paid to our Non-PEO NEOs for the relevant fiscal year as determined under Item 402(v)(2)(iii) of Regulation S-K to calculate “compensation actually paid”, which include the following adjustments:

Compensation actually paid to PEO and average compensation actually paid to Non-PEO NEOs
As Reported in Summary Compensation Table(a)			Equity Award Adjustments
Year	Total Compensation ($)	Deduct Stock and Option Awards ($)	Add Fair Value as of Year End of Awards Granted During Year that Remain Outstanding and Unvested as of Year End(b) ($)	Add Year over Year Change in Fair Value of Awards Granted in Prior Year that Remain Outstanding and Unvested as of Year End(c) ($)	Add Fair Value as of Vesting Date of Awards Granted During Year that Vested During Year(d) ($)	Add Year over Year Change in Fair Value of Awards Granted in Prior Year that Vest During Year(e) ($)	Compensation “Actually Paid” (f) ($)
PEO
2023	1,093,530	-	-	50,600	-	22,300	1,166,430
2022	1,484,015	-	-	28,800	-	700	1,513,515
Non-PEO NEOs
2023	727,047	-	-	5,060	-	2,230	734,337
2022	990,778	-	-	2,880	-	78,070	1,071,728

(a)

Reflects, for our PEO, the applicable amounts reported in the Summary Compensation Table and for the Non-PEO NEOs, the average of the applicable amounts reported in the Summary Compensation Table in each of the fiscal years indicated.

(b)

Reflects either (i) the fair value, with respect to our PEO, or (ii) the average of the fair value, with respect to the Non-PEO NEOs, in each case as of March 31 of the covered fiscal year of awards granted in the covered fiscal year that remained outstanding and unvested (in whole or in part) as of the end of the covered fiscal year.

(c)

Reflects either (i) the change in fair value, with respect to our PEO, or (ii) the average of the change in fair value, with respect to the Non-PEO NEOs, in each case from March 31 of the prior fiscal year to March 31 of the covered fiscal year of awards granted in a prior fiscal year that remained outstanding and unvested (in whole or in part) as of the end of the covered fiscal year.

(d)

Reflects either (i) the fair value, with respect to our PEO, or (ii) the average of the fair value, with respect to the Non-PEO NEOs, in each case, as of the day awards became vested in the covered fiscal year, when such awards were also granted in the covered fiscal year.

(e)

Reflects either (i) the change in fair value, with respect to our PEO, or (ii) the average of the change in fair value, with respect to the Non-PEO NEOs, in each case from March 31 of the prior fiscal year to the day awards became vested in the covered fiscal year, when such awards were granted in a prior fiscal year.

(f)	Reflects, for our PEO, the total compensation actually paid and for the Non-PEO NEOs, the average total compensation actually paid in each of the fiscal years indicated.

Relationship Between Pay and Financial Performance Measures

The graph below compares the compensation actually paid to our PEO and the average of the compensation actually paid to our Non-PEO NEOs, with our cumulative total shareholder return, or TSR, for the fiscal years ended March 31, 2023 and 2022. TSR amounts reported in the graph assume an initial fixed investment of $100.

The graph below compares the compensation actually paid to our PEOs and the average of the compensation actually paid to our Non-PEO NEOs, with our net income, for the fiscal years ended March 31, 2023 and 2022.

DELINQUENT SECTION 16(a) REPORTS

Under the Exchange Act, our directors, executive officers and 10% shareholders must report to the SEC certain transactions involving Common Stock. Based solely on a review of the copies of the reports required pursuant to Section 16(a) of the Exchange Act that have been furnished to us and written representations that no other reports were required, we believe that these filing requirements have been satisfied for the fiscal year ended March 31, 2023 except for: one Form-4 filed by Mike Taylor on August 1, 2022 (filed 118 days late) and one Form-4 filed by Alex LaRue on August 1, 2022 (filed 118 days late).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the beneficial ownership of Common Stock by directors, nominees for director, Named Executive Officers, executive officers and directors as a group and persons who owned of record more than 5% of the outstanding Common Stock as of July 25, 2023:

Name	Amount and Nature of Beneficial Ownership(a)		Percentage of Shares Outstanding
Dimensional Fund Advisors LP	538,467	(b)	7.3%
6300 Bee Cave Road, Building One
Austin, Texas 78746
Renaissance Technologies Holdings Corporation	377,462	(c)	5.1%
800 Third Avenue
New York, New York 10022
Metal One Corporation.	516,041	(d)	7.0%
7-2, Marunouchi 2-chome, Chiyoda-ku
Tokyo 100-7032, Japan
Mike Taylor	131,832		1.8%
Durga D. Agrawal	25,863		*
Max Reichenthal	20,120		*
Sandy Scott	6,100		*
Joel Spira	11,863		*
Tim Stevenson	25,863		*
Sharon Taylor	3,600		*
Joe L. Williams	27,933		*
Alex LaRue	26,907		*
Officers and directors as a group (9 persons)	280,081		3.8%

*	Less than 1%.
(a)

Based upon information obtained from the officers, directors, director nominees and beneficial owners. Includes all shares beneficially owned according to the definition of “beneficial ownership” in the rules promulgated under the Exchange Act. Except as otherwise indicated, the indicated person has sole voting and investment power with respect to the shares.

(b)

Based upon information contained in a Schedule 13G/A filed with the SEC on February 10, 2023 by Dimensional Fund Advisors LP (“Dimensional”). Dimensional is deemed to have beneficial ownership of 538,467 shares of the Common Stock as of December 31, 2022.

(c)

Based upon information contained in a Schedule 13G/A filed with the SEC on February 13, 2023 by Renaissance Technologies Holdings Corporation (“Renaissance”). Renaissance is deemed to have beneficial ownership of 377,462 shares of the Common Stock as of December 31, 2022.

(d)

Based upon information contained in a Schedule 13G/A filed with the SEC on February 14, 2023 by Metal One Corporation (“Metal One”). Metal One is deemed to have beneficial ownership of 516,041 shares of the Common Stock as of December 31, 2022.

PROPOSAL 3:

RATIFICATION OF SELECTION OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has approved the appointment of Moss Adams LLP (“Moss Adams”) as independent auditor for the fiscal year ending March 31, 2024. The Audit Committee and the Board seek to have the shareholders ratify the Audit Committee's appointment of Moss Adams. In recommending ratification by the shareholders of such engagement, the Board is acting upon the recommendation of the Audit Committee, which has satisfied itself as to Moss Adams’ independence, professional competence and standing. As a matter of good corporate governance, we are asking shareholders to ratify this appointment. Our Audit Committee continually monitors the services and fees of the independent registered public accounting firm and even if the appointment is ratified by our shareholders, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of our Company and our shareholders. One or more representatives of Moss Adams are expected to attend the Annual Meeting and will have the opportunity to make a statement at the Annual Meeting if they wish to do so. It is also expected that Moss Adams representative(s) will be available to respond to appropriate questions from shareholders.

Audit Fees

In fiscal years 2023 and 2022, we retained Moss Adams to provide services and incurred fees therefor as indicated in the following table:

	2023 Actual Fees	2022 Actual Fees
Audit Fees (1)	$445,000	$493,300
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$445,000	$493,300

(1)	Includes fees and expenses incurred related to the fiscal year audit and interim reviews, notwithstanding when the fees and expenses were billed or when the services were rendered.

The Audit Committee has implemented pre-approval policies and procedures for all audit and non-audit services to be provided by our independent public accountants to us. With regard to all permissible non-audit services, the Audit Committee has designated the Chairman of the Audit Committee to approve in advance the provision by the independent public accountants of such services.

There were no services approved by the Audit Committee pursuant to the de minimis exception in paragraph (c)(7)(i)(C) of Rule 2-01 of Regulation S-X (17 CFR Part 210) during fiscal year 2023.

Vote Required for Approval

In order to be approved, Proposal No. 3 must receive the affirmative vote of a majority of the votes represented at the meeting, by person or proxy and entitled to vote at the meeting. Abstentions with respect to the approval of this proposal will have the effect of a vote against this proposal. Broker non-votes will not be treated as shares that are represented at the meeting for the purposes of this proposal and will have no effect on the outcome of the vote on this proposal. If the selection of Moss Adams is not ratified, the Audit Committee will consider whether we should select another independent registered public accounting firm.

The Board of Directors recommends voting “FOR” this proposal.

PROPOSALS OF SHAREHOLDERS

Proposals of shareholders intended to be included in our proxy statement and form of proxy for the 2024 Annual Meeting of Shareholders must be received at our principal executive offices at 1121 Judson Road, Suite 124, Longview, Texas 75601 on or before March 30, 2024. Proposals from shareholders for the 2024 Annual Meeting of Shareholders received at our principal executive offices before May 16, 2024 or after June 17, 2024, will be considered untimely.

GENERAL

Management knows of no other matter to be presented at the meeting. If any other matter should be presented upon which a vote may properly be taken, it is intended that shares represented by the proxies in the accompanying form will be voted with respect thereto in accordance with the best judgment of the person or persons voting such shares.

The cost of solicitation of proxies in the accompanying form will be paid by us. In addition to solicitation by use of the mails, certain of our directors, officers and regular employees may solicit the return of proxies by telephone, facsimile or personal interviews.

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements. This means that only one copy of this proxy statement may have been sent to multiple shareholders in your household. We will promptly deliver a separate copy of the document to you if you call or write us at the following address or phone number: P.O. Box 2192, Longview, Texas 75606, phone: 903-758-3431, Attention: Investor Relations. If you want to receive separate copies of our proxy statements in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.

Appendix A

FRIEDMAN INDUSTRIES, INCORPORATED

SECOND AMENDED AND RESTATED

AUDIT COMMITTEE CHARTER

Friedman Industries, Incorporated (the “Company”) has established an Audit Committee (the “Committee”). This Second Amended and Restated Audit Committee Charter (the “Charter”) sets forth certain matters with respect to the Committee.

I.	Structure and Qualifications

The Committee shall consist of not less than three directors elected by the Board of Directors of the Company (the “Board”) and each member shall meet the definition of independent and all other requirements adopted from time to time by the U.S. Securities and Exchange Commission (the “SEC”) or the NYSE – American.

II.	Compensation

Fees for serving as a member of the Board or on any committee of the Board are the only compensation a Committee member may receive from the Company.

III.	Meetings

The Committee shall meet at least once per fiscal quarter. The Committee shall meet periodically with management and representatives of the independent auditor in separate executive sessions in furtherance of its purposes.

IV.	Responsibilities

The Board has delegated the following authority to the Committee:

1.

The Committee shall have the sole authority to select, engage, evaluate, retain, and, when appropriate, terminate the independent auditor of the Company as well as approve all audit engagement fees and terms and all non-audit engagements with independent public accountants. The Committee shall consult with management regarding such engagements but shall not delegate these responsibilities thereto; provided, however, that, in addition to those permissible non-audit services pre-approved by the Committee, pre-approvals of further permissible non-audit services may be delegated to a single member of the Committee, provided such approvals are reviewed with the Committee at its next meeting. The Committee shall be directly responsible for the oversight of the work of the independent auditor for the purpose of preparing or issuing an audit report or related work and the independent auditor shall report directly to the Committee.

2.	The Committee shall review with the independent auditor the planned scope of its examination and the results thereof.

3.

The Committee shall review with the independent auditor any audit problems or difficulties and management’s response thereto, and, upon the request of the Committee, the independent auditor shall provide to the Committee copies of all written communications to Company management in any way related to such problems or difficulties.

4.

The Committee shall review any financial reporting issues and practices, including changes in or adoption of accounting principles and disclosure practices having a material impact on the obligations or financial statements of the Company.

5.	The Committee shall review filings made with the SEC when such review is required by the SEC.

6.

The Committee shall review disclosures made by the Company’s principal executive officer or officers and principal financial officer or officers regarding compliance with their certification obligations as required under the Sarbanes-Oxley Act of 2002, as amended, and the rules promulgated thereunder, including: (a) the Company’s disclosure controls and procedures and evaluations thereof; and (b) internal controls for financial reporting and evaluations thereof.

7.	The Committee shall review and discuss the annual and quarterly financial statements with management and the independent auditor prior to release to the public.

8.	The Committee shall recommend whether the audited financial statements should be included in the Company’s annual reports.

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9.

The Committee shall obtain and review, at least annually, a formal written statement from the Company’s independent auditor delineating: (a) the independent auditor’s internal quality-control procedures; (b) any issues raised by the most recent quality-control review, or peer review, of the firm and the procedures or solutions used to address them; and (c) all relationships between the independent auditor and the Company.

10.

The Committee shall inquire of management and the independent auditor to assure that the independent auditor has not engaged in any prohibited activities within the provisions of section 10A(g) of the Securities Exchange Act of 1934, as amended.

11.	The Committee shall review and consider the independence of the independent auditor.

12.	The Committee shall set hiring policies for employees or former employees of the independent auditor.

13.

The Committee shall ensure that the lead audit partner of the independent auditor and that firm’s audit partner responsible for reviewing the audit are rotated at least every five years as required by the Sarbanes-Oxley Act of 2002, as amended.

14.

The Committee shall establish procedures for: (a) the receipt, retention and treatment of complaints received from any third party by the Company regarding accounting, internal accounting controls, or auditing matters; and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

15.

The Committee may obtain advice and assistance from outside legal, accounting or other advisors, as appropriate. Pursuant to approval of this Charter, no further requirement of Board approval for such engagements is required.

16.	The Committee shall review and oversee any related party transactions between the Company and any of its directors or executive officers.

17.	The Committee may hold such other conferences and conduct such other reviews with the independent auditor or with management as may be desired either by the Committee or the independent auditor.

18.	The Committee shall report regularly to the Board and submit to the Board any recommendations the Committee may have from time to time.

19.

The Committee shall review and reassess this Charter annually and conduct an annual review of the work of the Committee, including review of: (a) major issues regarding accounting principles and financial statement presentations; (b) analyses prepared by management or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements; (c) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, if any, on the financial statements of the Company; and (d) earnings press releases.

20.

The Committee, from time to time, may adopt rules and make provisions as deemed appropriate for (a) the conduct of its meetings; (b) considering, acting upon and recording matters within its authority; and (c) making such reports to the Board as it may deem appropriate, giving due consideration to the Committee’s need to treat certain matters confidentially, provided only that such rules and provisions do not conflict with the articles of incorporation or the bylaws of the Company.

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Appendix B

FRIEDMAN INDUSTRIES, INCORPORATED

CHARTER OF THE NOMINATING COMMITTEE

Friedman Industries, Incorporated (the “Company”) has established a Nominating Committee (the “Committee”). This Charter sets forth certain matters with respect to the Committee.

I.	Structure and Qualifications

The Committee shall consist of at least three directors appointed by the Board of Directors of the Company (the “Board”) and each member shall meet the definition of independence and all other requirements adopted from time to time by the U.S. Securities and Exchange Commission (the “SEC”) or the NYSE – American.

II.	Meetings

The Committee shall meet at least one time each year and otherwise as frequently and at such times as necessary to carry out its responsibilities.

III.	Responsibilities

The Board has delegated the following authority to the Committee:

1.

The Committee shall work together with the Chairman of the Board and the Chief Executive Officer to identify and consider candidates to be nominated for election as directors. In connection therewith, the Committee shall consider that a majority of the members of the Board must qualify as independent as defined by NYSE – American. In addition, the Committee shall consider the following qualifications in assessing director candidates:

(a)	An understanding of business and financial affairs and the complexities of a business organization;

(b)	A record of competence and accomplishments through leadership in industry, education, the professions or government;

(c)	A genuine interest in representing all of the shareholders and the interest of the Company overall;

(d)	A willingness to maintain a committed relationship with the Company as a director;

(e)	A willingness and ability to spend the necessary time required to function effectively as a director;

(f)	A reputation for honesty and integrity; and

(g)	Such other additional qualifications as the Committee may establish from time to time, taking into account the composition and expertise of the entire Board.

2.

The Committee shall recommend to the Board (i) the nominees for directors to be elected at the Company’s annual meeting and (ii) individuals to be elected to fill any vacancies occurring on the Board from time to time.

3.	The Committee shall review potential conflicts of interest of directors which might interfere with Board service.

4.

The Committee shall make determinations, with the advice of legal counsel, concerning the “independence” of Board members for corporate governance purposes and to make other determinations as required under SEC and NYSE – American rules and regulations.

5.	The Committee shall review the appropriateness of continued Board membership of a director who experiences a change in employment, board membership of another company or other relevant matter.

6.	The Committee shall perform such other functions as required by law or SEC or NYSE – American requirements.

7.	The Committee shall report to the Board at least annually and at the Board meeting immediately following each meeting of the Committee

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ANNUAL MEETING OF SHAREHOLDERS OF

FRIEDMAN INDUSTRIES, INCORPORATED

September 13, 2023

GO GREEN
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NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The accompanying Proxy Statement, form of Proxy Card and a copy of our 2023 Annual Report to Shareholders are available at http://www.friedmanindustries.com/investors/proxy/

Please sign,date and mail your white proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20803000300000000000 4 091323

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. **The Board of Directors recommends a vote "FOR" the election of all of the nominees for Director.**

Proposal 1 - Election of Directors:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
- ○ M. Taylor
- ○ D. Agrawal
- ○ M. Reichenthal
- ○ S. Scott
- ○ J. Spira
- ○ T. Stevenson
- ○ S. Taylor
- ○ J. Williams

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

2. **The Board of Directors recommends a vote "FOR" Proposal 2.**

	FOR	AGAINST	ABSTAIN
Proposal 2 - To approve the following non-binding, advisory resolution: "Resolved, that the shareholders approve the compensation of the Company's Named Executive Officers as disclosed in the Company's Proxy Statement dated July 28, 2023 pursuant to the disclosure rules of the U.S. Securities & Exchange Commission (which disclosure includes the Summary Compensation Table and related discussion)."	☐	☐	☐

3. **The Board of Directors recommends a vote "FOR" Proposal 3.**

4. In their discretion, the proxies are authorized to vote on such other matters as may properly come before the meeting or any adjournment thereof.

For additional disclosure, please see the Notice of Annual Meeting of Shareholders and the Proxy Statement dated July 28, 2023 relating to such meeting, receipt of which is hereby acknowledged.

Unless otherwise directed by the shareholder, this proxy will be voted for the director nominees listed in Proposal 1, and for Proposal 2 and Proposal 3. Any proxy or proxies heretofore given by the undersigned are hereby revoked.

Please sign below and return in the enclosed envelope.

Signature of Shareholder ______ Date: ______ Signature of Shareholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0

FRIEDMAN INDUSTRIES, INCORPORATED

PROXY – ANNUAL MEETING OF SHAREHOLDERS – SEPTEMBER 13, 2023

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of Friedman Industries, Incorporated (the "Company") hereby appoints Alex LaRue and Michael J. Taylor, and each of them, proxies of the undersigned, with full power of substitution, to vote at the Annual Meeting of Shareholders of the Company to be held in the offices of Norton Rose Fulbright US LLP, 1301 McKinney, Suite 5100, Houston, Texas, on Wednesday, September 13, 2023, at 9:00 a.m. (Central Time), and at any adjournment thereof, the number of votes which the undersigned would be entitled to cast if personally present.

(Continued and to be signed on the reverse side)

1.1 14475